Exhibit 99.1

L BRANDS REPORTS RECORD FOURTH QUARTER SALES

- INCREASES REGULAR DIVIDEND BY 47% -

- DECLARES $2.00 SPECIAL DIVIDEND -

- AUTHORIZES NEW $250 MILLION SHARE REPURCHASE PROGRAM -

- RAISES FOURTH QUARTER EARNINGS GUIDANCE -

Columbus, Ohio (Feb. 5, 2015) - L Brands, Inc. (NYSE: LB) reported net sales of $783.1 million for the four-week period ended Jan. 31, 2015, an increase of 7% compared to sales of $731.2 million for the four-week period ended Feb. 1, 2014. Comparable store sales for the four weeks ended Jan. 31, 2015, increased 7%.

Net sales for the fourth quarter ended Jan. 31, 2015, were $4.069 billion, an increase of 7% compared to $3.818 billion for the quarter ended Feb. 1, 2014. Comparable store sales for the fourth quarter ended Jan. 31, 2015, increased 6%.

Net sales were $11.454 billion for the year ended Jan. 31, 2015, an increase of 6% compared to $10.773 billion for the year ended Feb. 1, 2014. Comparable stores sales for the year ended Jan. 31, 2015, increased 4%.

The company expects to report fourth quarter earnings per share between $1.78 and $1.80, above its previous guidance of $1.61 to $1.71. The company will report fourth quarter results and provide 2015 earnings guidance on its earnings call, which will be held on Feb. 26 at 9 a.m. Eastern.

Dividends and Share Repurchase
The company is increasing its annual ordinary dividend by 47%, to $2.00 per share from $1.36 per share. In addition, the company announced a special dividend of $2.00 per share. The quarterly ordinary dividend of $0.50 per share and the $2.00 special dividend will be paid on March 6, 2015, to shareholders of record on Feb. 20, 2015. This is the company’s 161st consecutive quarterly dividend.

Additionally, the company has authorized a new $250 million share repurchase program, which includes the remaining $91 million outstanding under the previous program. The company repurchased $84 million of stock in 2014. Repurchases will be made at the times, in the amounts and in the manner that the company believes appropriate.

Leslie H. Wexner, Chairman and CEO, commented, “I am very proud and appreciative of the team’s focus and the disciplined execution in our business, which drove record performance in 2014. The dividend and

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

share repurchase actions announced today reflect confidence in our growth opportunities and commitment to delivering shareholder value.”

To hear further commentary provided on L Brands’ prerecorded January sales message, call 1-866-639-7583 or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,969 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 600 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the January sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the January sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the January sales call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2013 Annual Report on Form 10-K.

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
January 2015

Comparable Store Sales Increase (Decrease):

	January 2015	January 2014	Fourth Quarter 2014	Fourth Quarter 2013	Year 2014	Year 2013

Victoria's Secret Stores[1]	4%	10%	4%	2%	3%	2%
Bath & Body Works[1]	16%	6%	8%	(1%)	6%	1%
L Brands	7%	9%	6%	1%	4%	2%
Victoria's Secret Direct Sales	(4%)	(12%)	(2%)	(1%)	(1%)	(3%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Fourth Quarter 2014	Fourth Quarter 2013	Year 2014	Year 2013

Victoria's Secret Stores[1]	$1,914.2	$1,797.7	$5,700.2	$5,368.1
Victoria's Secret Direct	492.1	504.5	1,507.4	1,516.1
Total Victoria's Secret	$2,406.3	$2,302.2	$7,207.6	$6,884.2

Bath & Body Works[1]	$1,276.7	$1,180.8	$3,047.8	$2,867.3
Bath & Body Works Direct	127.3	101.6	301.8	250.6
Total Bath & Body Works	$1,404.0	$1,282.4	$3,349.6	$3,117.9

VS & BBW International[2]	$105.5	$75.3	$335.9	$221.8
Other	$152.9	$158.3	$561.0	$549.3
L Brands	$4,068.7	$3,818.2	$11,454.1	$10,773.2

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 1/31/15

Victoria's Secret U.S.	977	12	(6)	983
PINK U.S.	83	33	(1)	115
Victoria's Secret Canada	24	7	—	31
PINK Canada	10	—	—	10
Total Victoria's Secret	1,094	52	(7)	1,139

Bath & Body Works U.S.	1,559	14	(15)	1,558
Bath & Body Works Canada	79	10	(1)	88
Total Bath & Body Works	1,638	24	(16)	1,646

Victoria's Secret U.K.	5	3	—	8
PINK U.K.	—	2	—	2
Henri Bendel	29	—	—	29
La Senza Canada	157	—	(12)	145
Total L Brands Stores	2,923	81	(35)	2,969

Total Franchise Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 1/31/15

Victoria's Secret Beauty & Accessories	198	99	(7)	290
Victoria's Secret International	4	9	—	13
PINK International	—	1	—	1
BBW International	55	26	(1)	80
La Senza International	331	6	(71)	266
Total Franchise Stores	588	141	(79)	650

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com